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                                                                     Exhibit 4.5
                            WARRANT AGENCY AGREEMENT

         This WARRANT AGENCY AGREEMENT (this "Agreement") is made and entered into as of ___________________, 1998, by and among MARCUM NATURAL GAS SERVICES, INC., a Delaware corporation (the "Company"), and AMERICAN SECURITIES TRANSFER & TRUST, INC., as Warrant Agent (the "Warrant Agent").

                               W I T N E S S E T H

         WHEREAS, the Company has declared a dividend in the form of a warrant (a "Warrant") to be exercisable for a period of five (5) years from the date of issuance thereof to purchase one share of the Company's Common Stock at a purchase price of $6.00 per share, for every four shares of Common Stock held by a stockholder on __________, 1998; and

         WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3, Reg. No. 333-_____ , as amended, for the registration, under the Securities Act of 1933, as amended, of, among others, the issuance of the shares of Common Stock issuable upon exercise of the Warrants; and

         WHEREAS, the Company desires to provide for the issuance, registration, transfer, exchange and exercise of certificates representing the Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, and exchange of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof; and

         WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement;

         NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         (a) "Commission" shall mean the Securities and Exchange Commission.

         (b) "Common Stock" shall mean Common Stock, par value $.01 per share, of the Company, whether now or hereafter authorized.

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         (c) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at 938 Quail Street, Suite 101, Lakewood, Colorado 80215.

         (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (e) "Exercise Date" shall mean, subject to the provisions of Section 5, as to any Warrant, the date on which the Warrant Agent shall have received both
(i) the Warrant Certificate representing such Warrant, and the Election to Purchase Form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cleared funds, whether made in cash, by wire transfer or by check made payable to the Warrant Agent, of an amount in lawful money of the United States of America equal to the applicable Warrant Price.

         (f) "Initial Warrant Exercise Date" shall mean, as to each Warrant, __________, 1998.

         (g) "Record Date" shall mean, as to each Warrant, __________, 1998.

         (h) "Redemption Date" shall mean the date fixed for the redemption of the Warrants in accordance with the terms hereof.

         (i) "Registered Holder" shall mean the person in whose name any certificate representing a Warrant or Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

         (j) "Registration Statement" shall mean the Company's Registration Statement on Form S-3 (SEC File No. 333-___________________), as amended.

         (k) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (l) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the board of directors of such corporation or corporations (regardless of whether or not at the time the stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

         (m) "Transfer Agent" shall mean American Securities Transfer & Trust, Inc. as the Company's transfer agent, or its authorized successor, as such.

         (n) "Warrant" or the "Warrants" shall mean and include up to ___________________ Warrants to purchase __________________________ authorized and unissued shares of Common Stock of the Company, each of such Warrants initially evidencing the right to purchase one share of Common Stock.

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         (o) "Warrant Certificate" shall mean a certificate representing each of the Warrants substantially in the form attached hereto as Exhibit A.

         (p) "Warrant Expiration Date" shall mean, unless the Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (Denver, Colorado time) on ________ __, 2003; provided, however, that if such date shall in the State of Colorado be a holiday or a day on which banks are authorized to close, then 5:00 pm. (Denver, Colorado time) on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close. Upon at least 30 days prior written notice to all Registered Holders, the Company shall have the right to extend the Warrant Expiration Date.

         (q) "Warrant Price" shall mean the exercise price of $6.00 per share of Common Stock to be paid upon exercise of each Warrant in accordance with the terms hereof, subject to adjustment from time to time pursuant to the provisions of Section 8, and subject to the Company's right to reduce the Warrant Price upon at least 30 days prior written notice to all Registered Holders.

         (r) "Warrant Shares" shall mean and include up to ________ authorized and unissued shares of Common Stock reserved for issuance on exercise of the Warrants, and shall include any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the Warrants pursuant to Section 8.


         SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.


         (a) Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof at the Warrant Price at any time prior to the Warrant Expiration Date, and otherwise in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8 hereof.


         (b) On the Record Date, Warrant Certificates representing up to ___________Warrants to purchase up to an aggregate of ________ shares of Common Stock, subject to modification and adjustment as provided in Section 8, shall be executed by the proper officers of the Company and delivered to the Warrant Agent.


         (c) From time to time, the Company shall cause the Transfer Agent to countersign and deliver stock certificates in required whole number denominations upon the exercise of Warrants in accordance with this Agreement.


         (d) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the Persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided, however, that no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii)



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Warrant Certificates issued upon any transfer or exchange pursuant to Section 6;
(iv) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Warrant Price, the number of shares of Common Stock purchasable upon exercise of a Warrant or the redemption price therefor.


         SECTION 3. FORM AND EXECUTION OF WARRANT CERTIFICATES.


         (a) Warrant Certificates shall be substantially in the form attached hereto as Exhibit A and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or stock market on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange at in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form.


         (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.


         SECTION 4. EXERCISE.


         (a) Warrants in denominations of one or whole number multiples thereof may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Warrant Agent for the account of the Company of an amount in lawful money of the United States of America equal to the applicable Warrant Price, have been received by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close at business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of such Warrant. Promptly


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following, and in any event within five business days after, the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder), unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Warrant Price pursuant to such Warrants. Upon the exercise of any Warrants and clearance of the funds received, the Warrant Agent shall promptly, and in no event later than three business days following the day in which the funds clear, remit the payment received for the Warrant to the Company or as the Company may direct in writing.


         (b) No issuance of Warrant Shares shall be made unless there is an effective registration statement under the Securities Act (or an exemption therefrom), and registration or qualification of the Warrant Shares (or an exemption therefrom) has been obtained from the state or other regulatory authorities in the jurisdiction in which such Warrant Shares are sold. The Company will provide to the Warrant Agent written confirmation of all such registration or qualification, or an exemption therefrom, when requested by the Warrant Agent.


         (c) Notwithstanding any other provision of this Agreement to the contrary, no issuance of the Warrant Shares shall be made, and the Company is authorized to refuse to honor the exercise of any Warrant, if the exercise of any Warrant would result, in the opinion of the Company's Board of Directors upon advice of counsel, in the violation of law.


         (d) Upon at least thirty (30) days prior written notice to all Registered Holders of Warrants, the Company shall have the right to reduce the Warrant Price and/or to extend the term of the Warrants beyond the Warrant Expiration Date to a new Warrant Expiration Date.


         SECTION 5. RESERVATION OF SHARES; REGISTRATION OF WARRANTS; LISTING OF
                    SECURITIES; PAYMENT OF TAXES; ETC.


         (a) The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that, upon exercise the Warrants and payment of the Warrant Price for the shares of Common Stock underlying the Warrants, all shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued, fully paid, nonassessable, free from all preemptive or similar rights, and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed or quoted, or if not then so listed or quoted on each place (whether the Nasdaq Stock Market, Inc., the National Association of Securities Dealers OTC Electronic Bulletin Board, the National Quotation Bureau "pink sheets" or otherwise) on which the other shares of outstanding Common Stock are listed or quoted.


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         (b) The Company covenants that if the issuance of any Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such Warrants may be validly delivered upon such issuance, then the Company shall, in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval if necessary. The Company shall use reasonable efforts to obtain appropriate approvals or registrations with respect to such Warrants under the "blue sky" securities laws in all states which Registered Holders reside.


         (c) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company shall in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval including, to file a registration statement under the federal securities laws or a post-effective amendment to a registration statement, use its best efforts to cause the same to become effective, keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Securities Act, to the Registered Holder exercising the Warrant (except, if, in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Commission stating that it would not take any enforcement action if such registration is not affected). The Company shall use reasonable efforts to obtain appropriate approvals or registrations with respect to such securities under the "blue sky" securities laws of all states in which Registered Holders reside. However, Warrants may not be exercised or sold by, nor may shares of Common Stock or other securities be issued to, any Registered Holder in any state or jurisdiction in which such exercise or sale would be unlawful.


         (d) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.


         (e) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company shall file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants, unless the Warrant Agent and the Transfer Agent are the same entity.

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         SECTION 6. EXCHANGE AND REGISTRATION OF TRANSFER.


         (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.


         (b) The Warrant Agent shall keep at its Corporate Office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.


         (c) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or assignment form, as the case may be, on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer or subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney-in-fact duly authorized in writing.


         (d) A service charge may be imposed by the Warrant Agent against a Registered Holder for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.


         (e) All Warrant Certificates surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or disposed of or destroyed, at the direction of the Company.


         (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.


         SECTION 7. LOSS OR MUTILATION OF WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new


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Warrant Certificate of like tenor representing an equal aggregate number of
Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations, provide such reasonable indemnification and pay such other reasonable charges as the Warrant Agent or the Company may prescribe.


         SECTION 8. ADJUSTMENT TO EXERCISE PRICE AND NUMBER OF SHARES OF COMMON
                    STOCK OR WARRANTS.


         (a) In the event the Company shall, at any time or from time to time after the Record date, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the applicable Warrant Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares and (b) the number of shares of Common Stock which the aggregate consideration received by the Company upon such sale, issuance, subdivision or combination (determined in accordance with subsection (e) below) could have purchased at the then current Warrant Price, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Change of Shares.


         (b) In the event of any reclassification or capital reorganization of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another Company (other than a consolidation or merger in which the Company is the continuing Company and which does not result in any reclassification or capital reorganization of outstanding shares of Common Stock), or in case of any sale or transfer to another Company of all or substantially all of the assets of the Company (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall, in substitution for all rights theretofore represented by such Warrant, have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification or capital reorganization, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant, immediately prior to such reclassification or capital reorganization, consolidation, merger, sale or transfer. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The foregoing provisions shall similarly apply to successive reclassifications or capital reorganizations of outstanding shares of Common Stock and to successive consolidations, mergers, sales or transfers.


         (c) Upon each adjustment of the applicable Warrant Price pursuant to the provisions of this Section 8, the total number of shares of Common Stock or other securities purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 8(b) hereof) be such number of shares of Common Stock or other securities (calculated to the nearest hundredth) purchasable at the applicable Warrant Price immediately prior to such adjustment


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multiplied by a fraction, the numerator of which shall be the applicable Warrant
Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Warrant Price in effect immediately after such adjustment.


         (d) Irrespective of any adjustments or changes in the Warrant Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to
Section 2(d), continue to express the applicable Warrant Price per share and the number of shares purchasable thereunder as were expressed in the Warrant Certificates when the same were originally issued.


         (e) After each adjustment of the Warrant Price pursuant to this Section 8, the Company shall promptly prepare a certificate signed by its Chairman of the Board, President, or any Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the applicable Warrant Price as so adjusted, (ii) the number of shares of Common Stock or other securities or property purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Company shall promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.


         (f) For purposes of Section 8(a) and 8(b), the following provisions shall also be applicable:


             (i) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of such Sections.


             (ii) No adjustment of the Warrant Price shall be made unless such adjustment would require an increase or decrease of at least $.05 in such price; provided, however, that any adjustments which by reason of this clause
(ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.05 in the Warrant Price then in effect hereunder.


         (g) As used in this Section 8, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Warrants and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation,



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dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation, as from time to time amended and/or restated, as Common Stock on the date of the original issue of the Warrants or, (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8(c), the stock, securities or property provided for in such section, or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.


         (h) Any determination as to whether an adjustment in the Warrant Price in effect hereunder is required pursuant to this Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.


         (i) Before taking any action that would cause an adjustment pursuant to this Section 8 hereof reducing the portion of the Warrant Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such capital stock.


         SECTION 9.  REDEMPTION.


         (a) At any time the Company may, at its option, redeem the Warrants in whole, but not in part, for a redemption price of $.01 per Warrant, on at least thirty (30) days' prior written notice to the Registered Holders. The right to redeem the Warrants may be exercised by the Company only in the event that (a) during a period of at least twenty (20) consecutive trading days ending within thirty (30) days preceding the date the Company gives written notice of the call for redemption, the closing sale price for the Common Stock, as reported on the Nasdaq National Market or the Nasdaq SmallCap Market or any national securities exchange or any other stock market, stock exchange or stock quotation system which constitutes the primary trading or quotation market for the Common Stock, equals or exceeds $7.50 per share, subject to adjustment in the same events and in the same proportion as cause adjustments to the Warrant Price, provided that in the event the Common Stock is not traded on a given day or such market, the average of the closing bid and asked prices of the Common Stock on such day shall be substituted; (b) the Company has a registration statement (or a post-effective amendment to an existing registration statement) pertaining to the Warrant Shares effective under the Securities Act, which registration statement would enable a Registered Holder to exercise the Warrants provided the Registered Holder resides in a jurisdiction in which exercise is permitted; and
(c) the expiration of the notice period is prior to the Warrant Expiration Date. In the event the Company exercises its right to redeem the Warrants, the Warrant Expiration Date shall be deemed to be, and the Warrants will be exercisable until the close of business on, the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Registered Holder thereof will be entitled only to the redemption price of $0.01 per Warrant.



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         (b) In case the Company shall exercise its right to redeem all of the
Warrants, it shall give or cause to be given notice to the Registered Holders of the Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given, whether or not the Registered Holder receives such notice.


         (c) The notice of redemption shall specify (i) the redemption price,
(ii) the date fixed for redemption, which shall in no event be less than thirty
(30) days after the date of mailing of such notice, (iii) the place where the Warrant Certificates shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (Denver, Colorado time) on the business day fixed for redemption. The date fixed for the redemption of the Warrants shall be the "Redemption Date" for purposes of this Agreement. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.


         (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. (Denver, Colorado time) on the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.


         (e) The Company shall as soon as practicable after the Redemption Date, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the Redemption Date.


         SECTION 10. FRACTIONAL WARRANTS AND FRACTIONAL SHARES. The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants, and any fractional interest in a Warrant alone shall be of no value whatsoever. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant, to receive any fractional share of securities upon exercise of a Warrant, or to receive any value whatsoever upon exercise of a fractional interest in a Warrant.


         SECTION 11. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants, as such, shall be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for, or receive notice as a stockholder in respect of, the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or transfer or otherwise) or any other matter, or to receive notice of meetings, or to receive dividends or subscription rights, until such

Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.


         SECTION 12. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificates and this Agreement.


         SECTION 13. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:


         (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered the office of the Warrant Agent, duly endorsed or accompanied a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and


         (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
Section 6.


         SECTION 14. CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.


         SECTION 15. CONCERNING THE WARRANT AGENT.


         (a) The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any securities issued upon exercise of any Warrant are fully paid and nonassessable.


         (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Warrant Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. The Warrant Agent shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document of instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.


         (c) The Warrant Agent may at any time consult with counsel satisfactory to it and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.


         (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.


         (e) The Company shall pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder. The Company shall further indemnify the Warrant Agent and hold it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct. In no case shall the Warrant Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrants Agent has been advised of the possibility of such loss or damage.


         (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of fifteen (15) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court shall be a bank or trust company having a capital and surplus as shown by its last published report to its stockholders, of not less than $100,000,000, or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.


         (g) Any Company into which the Warrant Agent or any new warrant agent may be converted or merged, or any Company resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any Company succeeding to the trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such Company is eligible for appointment as successor to the warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.


         (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.


         SECTION 16. MODIFICATION OF AGREEMENT. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained, or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than a majority of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, and a charge that increases the Warrant Price therefor, and no acceleration of the Warrant Expiration Date of any Warrant, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed or permitted by this Agreement as originally executed.


         SECTION 17. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 1675 Broadway, Suite 2150, Denver, Colorado 80202
Attention: Secretary, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; or if to the Warrant Agent, at 938 Quail Street, Suite 101, Lakewood, Colorado 80215-5513.

         SECTION 18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.


         SECTION 19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Registered Holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.


         SECTION 20. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.


         SECTION 21. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.


         SECTION 22. WAIVER. All the rights and remedies of any party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of any party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other action or occurrence.


         SECTION 23. ASSIGNABILITY. This Agreement may not be assigned by any party hereto except by the express written consent of the other party, which consent shall be obtained in compliance with the other provisions of this Agreement.


         SECTION 24. TERMINATION. This Agreement shall terminate at the close of business on the Warrant Expiration Date or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 shall survive such termination.


         SECTION 25. INTEGRATION. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.


         SECTION 26. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

         SECTION 27. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agency Agreement to be duly executed as of the date first above written.




                                       COMPANY:

                                       MARCUM NATURAL GAS SERVICES, INC.



                                       By:
                                          -------------------------------------
                                           W. Phillip Marcum, President


                                       WARRANT AGENT:

                                       AMERICAN SECURITIES TRANSFER &
                                       TRUST, INC.



                                       By:
                                          -------------------------------------
                                           Authorized Officer